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                           [INTERNATIONAL PAPER LOGO]
                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577

JOHN T. DILLON
CHAIRMAN

                                                                  April 27, 1999

Dear Fellow Shareholder:

    This year's annual meeting will be held in Reid Hall, (the "Castle"), Manhattanville College, 2900 Purchase Street, Purchase, New York. The meeting will start at 8:00 a.m., on Thursday, May 27, 1999. You are cordially invited to attend this meeting and we look forward to seeing you there.

    The following Proxy Statement outlines the business to be conducted at the meeting. It includes the election of seven directors; approval of amendments to the Long-Term Incentive Compensation Plan; reaffirmation of performance goals in that plan; approval of an amendment to the Restricted Stock Plan for Non-Employee Directors; and ratification of the appointment of Arthur Andersen LLP as the independent auditor for 1999.

    WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, OR IF YOU PREFER, VOTING VIA THE TELEPHONE.

    Attendance at the meeting is limited to shareholders of record as of the close of business on April 7, 1999, or their duly appointed proxy holder (not to exceed one proxy per shareholder), and to guests of management. If you or your proxy holder plan to attend the meeting, please complete and return the enclosed Request for Admittance card.

    Thank you for your continued support.

                                          Sincerely,

                                              [/S/ JOHN T. DILLION]

                                          John T. Dillon

                           [INTERNATIONAL PAPER LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 27, 1999
                                   8:00 A.M.

                            REID HALL (THE "CASTLE")
                             MANHATTANVILLE COLLEGE
                              2900 PURCHASE STREET
                               PURCHASE, NEW YORK

To the Owners of Common Stock of
International Paper Company:

The annual meeting of shareholders of International Paper Company will be held Thursday, May 27, 1999, at 8:00 a.m. in Reid Hall, Manhattanville College, 2900 Purchase Street, Purchase, New York to:

1. Elect one class of directors: Samir G. Gibara, James A. Henderson, Jane C. Pfeiffer, Jeremiah J. Sheehan and C. Wesley Smith, each for a term of three years; elect one director, W. Craig McClelland, for a term of two years; and elect one director, Robert D. Kennedy, for a term of one year.

2.  Approve amendments to the Company's Long-Term Incentive Compensation Plan;

3. Reaffirm the performance goals used for performance awards under the Long-Term Incentive Compensation Plan;

4. Approve an amendment to the Company's Restricted Stock Plan for Non-Employee Directors;

5. Ratify the appointment of Arthur Andersen LLP as independent auditor for 1999; and

6. Transact such other business properly before the meeting or any adjournments.

YOUR BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE FOR ITEMS 1, 2, 3, 4, AND 5.

Shareholders of record at the close of business on April 7, 1999, will be entitled to vote at the meeting or any adjournments thereof.

                                                 By order of the Board of
                                                 Directors

                                                          JAMES W. GUEDRY
                                                    VICE PRESIDENT AND SECRETARY
April 27, 1999

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
General Information.......................................................................................          1

Corporate Governance......................................................................................          3

Common Stock Ownership of Directors and Management........................................................          6

Compensation of Directors.................................................................................          9

Matters To Be Considered at the Meeting...................................................................         11

Report of the Management Development and Compensation Committee
  of the Board of Directors...............................................................................         17

Performance Graphs........................................................................................         21

Additional Information Regarding Executive Compensation...................................................         23

  Compensation............................................................................................         23

  Retirement Benefits.....................................................................................         27

  Termination Agreements..................................................................................         27

Appendix A................................................................................................        A-1

Appendix B................................................................................................        B-1

                                 PROXY STATEMENT

                          INTERNATIONAL PAPER COMPANY
                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                                 (914) 397-1500

                              GENERAL INFORMATION

This Proxy Statement is furnished to you by the Board of Directors of International Paper Company in connection with the solicitation of your proxy to be voted at the annual meeting of shareholders to be held on May 27, 1999. You are entitled to one vote for each share of common stock held of record at the close of business on April 7, 1999. As of that date, there were 306,785,469 shares of common stock outstanding.

The annual report, including the audited financial statements of International Paper for the fiscal year ended December 31, 1998, has been mailed to you with this Proxy Statement. Read it carefully in conjunction with this Proxy Statement before voting on any proposals since it contains details of the Company's operations and other relevant disclosures.

PROXY PROCEDURES

    VOTING BY TELEPHONE

You have a choice of voting by telephone or by mail. The telephone voting procedure is simple and fast. Dial the 800 number on your proxy card and listen for further directions. You must have a touch-tone phone in order to respond to the questions. This vote will be counted immediately and there is no need to send in your proxy card. You may revoke your proxy at any time before its exercise by (1) subsequent telephone vote; (2) submitting a written revocation;
(3) submitting a new proxy; or (4) attending and voting at the annual meeting.

    VOTING BY PROXY CARD

Shares eligible to be voted, and for which a properly-signed proxy is returned, will be voted in accordance with the instructions specified on the proxy card; if you do not mark any instructions, your shares will be voted in favor of proposals 1, 2, 3, 4 and 5. If any other matters come before the meeting, your proxy will be voted in accordance with the best judgment of the persons voting them. As of the time this Proxy Statement was printed, management was not aware of any other matters to be voted upon. You may revoke your proxy at any time before its exercise by (1) submitting a written revocation; (2) submitting a new proxy; (3) voting by telephone as described above; or (4) attending and voting at the annual meeting.

Solicitation of proxies may be done by directors, officers and employees, as well as by Georgeson & Company Inc. Payments to that firm as compensation are estimated to be about $14,500 plus reimbursable expenses. This solicitation may be carried out by mail, telephone, telecommunication, or personal interview. The cost of any such solicitations will be borne by International Paper.

    WHO COUNTS THE VOTE AND IS IT CONFIDENTIAL?

The Company has a policy of confidentiality in the voting of shareholder proxies. It uses the services of its registrar and transfer agent, ChaseMellon Shareholder Services, L.L.C., as independent inspectors of election to receive and tabulate the proxy vote. These representatives are the only persons who process and have access to your proxy card and telephone votes.

This Proxy Statement and the form of Proxy were sent to shareholders commencing April 27, 1999.

ADMITTANCE PROCEDURES AT MEETING

                             SHAREHOLDERS OF RECORD

If you are a shareholder of record as of the close of business on April 7, 1999 (or your duly appointed proxy holder), you are entitled to vote and attend the meeting. Certain procedures have been adopted to insure that no inconvenience or delays are caused to the Company's shareholders or their proxy holders when entering the meeting.

If you plan to attend the meeting in person or appoint someone to attend as your proxy (other than the proxies set out on the proxy card), please complete, sign and return the enclosed Request for Admittance card promptly. An admittance card can then be reserved for you or your proxy in advance of the meeting. If you are appointing your own proxy, please include his or her name on the Request. These admittance cards will be delivered to you or your proxy holder at the shareholders' admittance counter at the meeting upon verification of identification by you or your proxy holder.

If you are a record shareholder and do not have an admittance card reserved for you at the meeting, you will be admitted upon verification of ownership at the shareholders' admittance desk. If you have not appointed a proxy in advance or have changed the appointed proxy on the Request for Admittance card, your duly appointed proxy who attends the meeting in your place will be required to present evidence of your signature on the proxy (a copy of your driver's license or employment identification card or other identification with your signature). This is to make sure that only valid proxies are admitted and voted.

    SHAREHOLDERS THROUGH INTERMEDIARIES

Persons who own stock through brokers, trustees, plans or "street name" and not directly through ownership of stock certificates are considered "beneficial owners." Beneficial owners of record on April 7, 1999, or their duly appointed proxy holder, can obtain admittance cards only at the shareholders' admittance desk by presenting evidence of common stock ownership in the Company. This evidence could be a proxy from the institution that is the record holder of the stock or your most recent bank or brokerage firm account statement, along with proper identification. If you are a beneficial shareholder who will appoint a proxy to attend the meeting on your behalf, your duly appointed proxy will be required to comply with the procedures described above in this paragraph, as well as the admittance procedures described above for duly appointed proxies not designated in advance on the Request for Admittance card.

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS

The Board has three classes of directors: Class I directors, of which there are currently three, who were elected until the 2001 annual meeting and one new director who was assigned to that class; Class II directors, of which there are currently two, who were elected to serve until the 1999 annual meeting, and three new directors who were assigned to that class; and Class III directors, of which there are currently five, who were elected until the 2000 annual meeting and one new director who was assigned to that class. Each class is elected for a three-year term, unless they retire earlier. New directors are assigned to a class until the first annual meeting after their selection.

Company policy on tenure of directors requires outside directors to retire from the Board upon their 72nd birthday, whether or not the term for which they have been elected has expired; generally, employee directors must retire when they leave the Company.

Eight regular meetings and five special meetings of the Board of Directors were held in 1998. In addition, there were 22 Committee meetings. Each director attended at least 75% of the meetings of the Board and the Committees on which he or she serves. All of the directors attended an average of 96% of such meetings of the Board and the Committees on which they serve.

Record and beneficial ownership of current directors in equity securities of the Company is shown in the table on page 7.

BOARD EFFECTIVENESS

The Board works to enhance its own effectiveness and to improve the Company's corporate governance practices in a variety of ways, including:

    - Conduct of an annual evaluation of Board structure and performance that includes reviewing the Board activities against those set out in its charter and making recommendations for changes or improvements in practices or structure.

    - Increased contact between outside directors and senior managers through facility visits and work with corporate officers who serve as committee executives.

    - Nominating Committee review of incumbent directors prior to recommendation for re-election emphasizing: directors' commitment to serving the Company, directors' regular attendance at meetings and directors' sense of commitment to stockholders, employees and other communities served by the Company.

COMMITTEES OF THE BOARD

In order to fulfill its responsibilities, our Board delegates to its various Committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the
Committees:

    - Each active Committee is chaired by a non-employee director.

    - The chairmanship and membership of all of the Committees are rotated from time to time to give the directors a broader knowledge of our Company's affairs.

    - Each Committee establishes its own agenda for the year, and conducts a year-end evaluation of its performance by comparing the topics considered at meetings with its charter as established by the Board.

    - Oral reports of Committee activities are given at each Board meeting and minutes of Committee meetings are sent to all of the directors.

AUDIT COMMITTEE

The Audit Committee of the Board assists the Board in carrying out its responsibilities for monitoring management's accounting for the Company's financial results and for the timeliness and adequacy of the reporting of those results; it discusses and makes inquiry into the audits of the Company's books made internally and by outside independent auditors, the Company's financial and accounting policies, its internal controls and its financial reporting; it reviews and makes a recommendation to the Board each year with respect to the appointment of independent auditors for the following year; it informs the Board of any significant accounting matters; and it reviews the performance of the Committee.

Three meetings of the Committee were held in 1998.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee reviews Company policies and programs for the development of management personnel; it makes recommendations to the Board with respect to any proposals for compensation or compensation adjustments of officers who are also directors of the Company; it authorizes compensation or compensation adjustments for other officers of the Company; it administers the Company's executive bonus and Long-Term Incentive Compensation Plan; it reviews and endorses changes in Company employee retirement and benefits plans; it reviews officer candidates and endorses nominees for election as executive officers; it delegates to the Chief Executive Officer the authority to act on compensation adjustments at certain levels; it makes recommendations to the Board with respect to directors' compensation; it reviews senior management succession planning; and it reviews the performance of the Committee.

Six meetings of the Committee were held in 1998.

NOMINATING COMMITTEE

The Nominating Committee reviews the size and composition of the Board; it reviews possible director candidates and director nominations properly presented by shareholders; it recommends to the Board individuals suitable for election as directors; it reviews and recommends annually to the full Board the slate of nominees for election by the Company's shareholders; it reviews institutional affiliations of directors and director candidates for possible conflicts; and it reviews and recommends Board Committee assignments.

Four meetings of the Committee were held in 1998.

ENVIRONMENT, HEALTH AND TECHNOLOGY COMMITTEE

The Environment, Health and Technology Committee reviews environmental, safety, health and technological policies and programs throughout the Company; it assures that they are appropriate to the short- and long-term objectives of the Company in terms of industry leadership, compliance with federal and state laws and regulations and social responsibility; it advises the Board of the effectiveness of these policies and programs; and it reviews the performance of the Committee.

Three meetings of the Committee were held in 1998.
OTHER COMMITTEES

Current membership on the above and on other regular Committees of the Board of Directors is shown below:

                             COMMITTEE MEMBERSHIP**

                                                                                    MANAGEMENT
                                               ENVIRONMENT,                         DEVELOPMENT       PUBLIC &
                                                 HEALTH &                                &              LEGAL
   DIRECTORS        AUDIT        FINANCE        TECHNOLOGY        NOMINATING       COMPENSATION        AFFAIRS     EXECUTIVE
Bijur, P.I.           X                              X*                                  X
Dillon, J.T.                        X                                                                                    X*
Eaton, R.J.                                                            X                 X*
Georges, J.A.                       X                                                                     X               X
Henderson, J.A.                                                                          X
Kennedy, J.R.         X                              X
McHenry, D.F.                       X                                  X*                X                                X
Noonan, P.F.          X                              X                                                    X*
Pfeiffer, J.C.        X*                                               X                                  X
Shoemate, C.R.                      X*                                 X                 X                                X
Smith, C.W.                                          X                                                    X

*   Chairman of Committee

** W.C. Butcher, who retired on October 25, 1998, served on the Audit, Finance, Nominating, and Management Development and Compensation Committees. T.C. Graham, who retired on January 26, 1999, served on the Environment, Health & Technology Committee as Chairman, and on the Management Development and Compensation, and Executive Committees. E.T. Pratt who retired on February 22, 1999, served on the Finance Committee as Chairman, the Nominating, Management Development and Compensation, and Executive Committees.

RELATED TRANSACTION

On June 4, 1998, the Company closed on the donation of approximately 2,200 acres of land along the Escatawpa River held by the Company's Moss Point mill in Jackson County, Mississippi, to The Conservation Fund for later gift to the U.S. Fish and Wildlife Service. The donation was appraised by outside real estate consultants at $1,400,000. Mr. Noonan, a director of the Company, is Chairman of the Board of The Conservation Fund.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

In order to be considered for inclusion in next year's Proxy Statement, shareholder proposals intended to be presented at the 2000 annual meeting must be made in writing and received by the Secretary of the Company at the Company's principal executive offices by the close of business on December 28, 1999.

Other shareholder business intended to be introduced at the 2000 annual meeting must be made in accordance with Article I, Section 7 of the Company's By-laws. Thus, shareholder proposals intended to be presented at the 2000 annual meeting, but not included in the 2000 Proxy Statement, must be received by the Secretary of the Company not earlier than January 8, 2000 nor later than February 8, 2000, if the annual meeting is held on May 9, 2000, and must conform to the requirements set out in the Company's By-laws.
Nominations by shareholders for directors must be made in accordance with
Article II, Section 9 of the Company's By-laws. Thus, shareholder nominations, to be considered by the Nominating Committee for the 2000 election of directors must be received by the Secretary of the Company not earlier than January 8, 2000, nor later than February 8, 2000, if the annual meeting is held on May 9, 2000, and must conform to the requirements set out in the Company's By-laws.

The Company's By-laws were amended on September 8, 1998, to provide that shareholder nominations to the Board or notices of any business being brought by a shareholder before the annual meeting must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the shareholders' meeting. The Company's By-laws were also amended on March 9, 1999, to change the maximum length of time between a record date and the date of pertinent shareholder action from 50 days to 60 days.

               COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows, as of March 31, 1999, the number of shares of and options for Company common stock beneficially owned or otherwise claimed by each current director, executive officers included in the Summary Compensation Table on page 23, and by all directors and executive officers of the Company as a group. The total beneficial owner-ship of common stock of all directors and executive officers as a group represents less than 1% of the outstanding stock. To the best knowledge of the Company, no person or group beneficially owns more than 5% of the Company's common stock outstanding, except as set forth below in the table beside the respective shares owned.

                                STOCK OWNERSHIP

NAME OF INDIVIDUAL                                     SHARES                   STOCK UNITS     STOCK OPTIONS
  OR GROUP                                            OWNED (1)         %        OWNED (2)        OWNED (3)
--------------------------------------------------  -------------   ---------  --------------   --------------
P.I. Bijur........................................          3,183                      2,638
J.T. Dillon.......................................        353,973                     28,968          395,737
R.J. Eaton........................................          5,500                      7,769
J.A. Georges......................................         35,288                          0          266,000
S. G. Gibara......................................            116                        250
J. A. Henderson...................................          1,175                        275
J.R. Kennedy......................................        106,029                      3,979
R.D. Kennedy......................................             (4)                        (4)              (4)
D.F. McHenry......................................          8,014                     11,352
W.C. McClelland...................................             (4)                        (4)              (4)
P.F. Noonan.......................................          4,150                      5,678
J.C. Pfeiffer.....................................          7,734                      5,853
J.J. Sheehan......................................             (4)                        (4)              (4)
C.R. Shoemate.....................................          4,200                      6,849
C.W. Smith........................................        152,739                     13,853          170,700
J.P. Melican......................................        143,296                     14,793          176,600
D.W. Oskin........................................        170,233                          0          149,100
M.J. Turk.........................................        135,111                      5,206          124,000

All directors and executive officers as a group...      1,790,726       (.58%)
Bank trustee under Company and subsidiary employee
  benefit plans (5)...............................     34,704,369      (11.3%)
Merrill Lynch, Pierce, Fenner & Smith Incor-
  porated (6).....................................     31,801,523      (10.3%)
Capital Research and Management
  Company (7).....................................     20,680,000       (6.7%)
Sanford C. Bernstein & Co. (8)....................     20,365,740       (6.6%)
Morgan Stanley Dean Witter & Co. (9)..............     15,491,079       (5.1%)

FOOTNOTES TO COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

(1) Ownership shown includes securities over which the individual or Company has or shares, directly or indirectly, voting or investment powers, including certain relatives and ownership by trusts for the benefit of such relatives; certain individuals may disclaim beneficial ownership of some of these shares, but they are included for the purpose of computing the holdings and the percentages of common stock owned.

(2) Ownership shown represents the non-voting stock-equivalent units owned by the named individuals and group under the Nonfunded Deferred Compensation Plan for Non-Employee Directors or the Unfunded Savings Plan.

(3) The above percentages do not include shares represented by stock options granted executive officers under the Long-Term Incentive Compensation Plan.

(4) Messrs. R. D. Kennedy, McClelland and Sheehan are shareholders of Union Camp Corporation, owning, as of February 28, 1999, 2,621, 50,622 and 1,340 shares of that company. In addition, Messrs. Kennedy, McClelland and Sheehan have outstanding options for 1,200, 454,055 and 1,200 Union Camp shares, respectively; and Messrs. Kennedy and Sheehan have stock units equivalent to 3,065 and 71 shares of Union Camp stock, respectively. Following the merger of Union Camp with the Company, those shares and stock unit equivalents will be exchanged for Company shares at the exchange rate of between 1.627 and
    1.4700 Company shares for each Union Camp share.

(5) As of December 31, 1998, State Street Bank & Trust Co. holds such shares as the independent trustee in trust funds for employee savings, thrift, and similar employee benefit plans of the Company and its subsidiaries ("Company Trust Funds"). In addition, State Street Bank & Trust Co. is trustee for various third party trusts and employee benefit plans and is an Investment Advisor. As a result of its holdings, in all capacities, State Street Bank & Trust Co. is the record holder of 34,704,369 shares of common stock of the Company. The trustee disclaims beneficial ownership of all such shares except 4,543,901 shares of which it has sole power to dispose or to direct the disposition. The common stock held by the Company Trust Funds is allocated to participants' accounts and such stock or the cash equivalent will be distributed to participants upon termination of employment or pursuant to withdrawal rights. The trustee votes the shares of common stock held in the Company Trust Funds in accordance with the instructions of the participants; shares for which no instructions are received are voted in the Trustee's discretion.

(6) As of February 12, 1999, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is a broker-dealer registered under Section 15 of the Act. MLPF&S is a sponsor of various unit investment trusts ("UITs") which invest in equity securities of the company. The UITs have the right to receive, or the power to direct the receipt of dividends from or the proceeds from the sale of, the securities reported herein.

(7) As of December 31, 1998, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 holds such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(8) As of February 5, 1999, Sanford C. Bernstein & Co., Inc. has sole or shared voting power over 14,178,687 of these shares and sole dispositive power over all of them.

(9) As of February 2, 1999, Morgan Stanley Dean Witter & Co. is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

                           COMPENSATION OF DIRECTORS

FEES AND DEFERRALS

The compensation of each non-employee director is a retainer fee of $36,000 per year plus fees of $1,500 for each Board, Committee or other meeting attended. Directors may elect to defer receipt of all or part of their remuneration until a later date under a Deferred Compensation Plan, at which time the director will be paid in cash equal to (1) the cash amount deferred plus interest at the higher of 6% per annum or the yield of U.S. Treasury bills or (2) the value at the time of payment of units equivalent to the value of Company common stock credited to the director's account at the time of each deferral, plus dividend equivalents. In addition, there is a compulsory portion to the Deferred Compensation Plan. Under this, each non-employee director, 54 years or older, is credited with 300 common stock equivalent units each year which remain in the Plan until death, disability or retirement. The common stock units held in each non-employee director's account are credited with dividend equivalents. Upon retirement, the amounts are paid in cash. Employees of the Company who are also directors receive no compensation for services as directors or for attendance at Board or Committee meetings.

STOCK PLAN

Presently, under the Non-Employee Directors Restricted Stock Plan, awards of 2,100 shares of common stock are made upon the election or re-election of a director to a full three-year term, and pro-rata awards are made upon the appointment of a non-employee director to fill an unexpired term. Awards made in 1998 were 2,100 shares each for Class I directors. Directors receive dividend payments represented by the shares awarded under the Restricted Stock Plan at $0.25 per share per quarter.

OTHER

As part of its overall program to promote charitable giving to education and assist corporate recruiting and research efforts, the Company has established a directors' planned gift program funded by life insurance policies on all directors. Upon the death of an individual director, the Company will donate $1 million over a ten-year period to one or more qualifying universities or colleges recommended by the individual director, and the Company will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since charitable deductions accrue solely to the Company. The program does not result in any material cost to the Company.

Further, three of the non-employee directors of the Company served for three months as directors of IP Forest Resources Company ("IPFR"), a wholly-owned subsidiary which acted as the managing general partner of IP Timberlands, Ltd., a New York Stock Exchange-listed limited partnership. As such, each of the three non-employee directors received a monthly retainer fee of $583.33 plus a fee of $1,500 for each IPFR Board and Committee meeting attended. These fees were paid by IPFR. The public limited partnership interests were redeemed in March 1998. At that time, the three Company directors resigned from the IPFR board as it ceased to be a public company. There were two meetings of the Board and one Committee meeting in 1998.

INDEMNIFICATION INSURANCE AND CONTRACTS

The Company provides liability insurance for the Company's directors and all elected officers, as well as contractual arrangements with directors and certain officers of the Company, agreeing to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers.

On June 15, 1998, the Company amended its policies with Federal Insurance Company, National Union Insurance Company and Zurich-American Insurance Company at a current annual period cost aggregating $600,000, such policies expiring on June 15, 1999. No monies have been paid under such policies by the carrier or by the Company under the contractual arrangements.

                    MATTERS TO BE CONSIDERED AT THE MEETING

1. ELECTION OF SEVEN DIRECTORS

At this meeting, two (2) directors are to be re-elected and three (3) directors elected as Class II directors for three-year terms expiring in 2002; one (1) director is to be elected as a Class I director for a two-year term expiring in 2001; and one (1) director is to be elected as a Class III director for a one-year term expiring in 2000.

Each nominee is currently a director of the Company. Election requires the affirmative vote by the holders of a plurality of outstanding common stock voting at the annual meeting of shareholders. A plurality means that the seven
(7) nominees receiving the largest number of votes cast will be elected. Votes which are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor. Shareholders voting at the meeting may not vote for more than the number of nominees listed in the Proxy Statement. Proxies given to management to vote will be voted according to instructions given, but only for nominees listed in the Proxy Statement. The term of the present Class II directors expires at the adjournment of the 1999 annual meeting.

                   CLASS II DIRECTORS--TERM EXPIRING IN 2002

The five nominees for election at this meeting as Class II directors are Samir
G. Gibara, James A. Henderson, Jane C. Pfeiffer, Jeremiah J. Sheehan and C. Wesley Smith and are identified below:

                  [PHOTO]      SAMIR G. GIBARA, 59, chairman of the board, chief
                  executive officer and president of The Goodyear Tire & Rubber Company since 1996. Prior to that time he served in various managerial posts and became vice president of finance and chief financial officer in 1992. He was elected president and chief operating officer in 1995. He is on the board of The Goodyear Tire and Rubber Company, and is a member of the Business Roundtable.

Director since March 9, 1999

                  [PHOTO]   JAMES A. HENDERSON, 64, chairman and chief executive
                  officer of Cummins Engine Company, Inc. He joined Cummins in 1964 and became executive vice president in 1971, president and chief operating officer in 1977 and president and chief executive officer in 1994. He was elected to his present position in 1995. He is a director of Ameritech Corporation, Rohm and Haas Company, Ryerson Tull, Inc. and Landmark Communications, Inc. He is also a member of The Business Roundtable and The Business Council.

Director since February 1, 1999

                  [PHOTO] JANE C. PFEIFFER, 66, management consultant. She is a director of Ashland, Inc., J.C. Penney Company, Inc., and The Mutual Life Insurance Company of New York. She is a trustee of The Conference Board, the University of Notre Dame and the
Overseas Development Council and a member of The Council on Foreign Relations.

Director since June 14, 1977

                   JEREMIAH J. SHEEHAN, 60, chairman of the board and chief
                  executive officer of Reynolds Metals Company since 1996. Prior to that he was president and chief operating officer from 1994 until 1996. He is a director of Reynolds Metals Company,
Federal Reserve Bank of Richmond and Universal Corporation.

Director since May 4, 1999

                  [PHOTO]                    C. WESLEY SMITH, 59, executive vice
                  president--operating group of International Paper since 1998. Prior thereto, he was executive vice president printing papers from 1992 and president of International Paper Europe from
1989 to 1992.

Director since December 12, 1995

CLASS I DIRECTOR--TERM EXPIRING IN 2001.

The one nominee for election at this meeting as a Class I director is W. Craig McClelland and is identified below:

                  [PHOTO] W. CRAIG MCCLELLAND, 64, former chairman of the board and chief executive officer of Union Camp Corporation until April 1999. Previously he served as president and chief operating officer from 1989 to 1994 and executive vice president from 1988. He is a director of Allegheny Teledyne, Inc. and PNC Financial Corporation.

Director since May 4, 1999

CLASS III DIRECTOR--TERM EXPIRING IN 2000

The one nominee for election at this meeting as a Class III director is Robert
D. Kennedy and is identified below:

                  [PHOTO]    ROBERT D. KENNEDY, 66, former chairman of the board
                  and chief executive officer of Union Carbide Corporation. He is on the board of Union Carbide Corporation, Kmart Corporation, LionOre Mining International Ltd., Sunoco Inc.,
and Chairman of UCAR International, Inc.

Director since May 4, 1999

DIRECTORS NOT UP FOR ELECTION

                    CLASS I DIRECTORS--TERM EXPIRING IN 2001

None of these directors are to be elected at the 1999 annual meeting, but were elected until the 2001 annual meeting.

                  [PHOTO] PETER I. BIJUR, 56, chairman and chief executive officer of Texaco Inc. He joined Texaco in 1966 progressing through a series of positions and was elected senior vice president in May of 1992. He became vice chairman of the board in January 1996, and was elected to his current position in July 1996. He is also a director of the American Petroleum Institute and a member of The Business Council, The Business Roundtable, The Conference Board, the National Petroleum Council, and the Council on Foreign Relations.

Director since July 8, 1997

                  [PHOTO] JOHN T. DILLON, 60, chairman of the board and chief executive officer of International Paper since 1996. Prior to that he was executive vice president-packaging from 1987 to 1995 when he assumed the position of president and chief operating officer. He is also a director of Caterpillar Inc. He is chairman of the board of The National Council on Economic Education and a member of the Business Roundtable.

Director since March 1, 1991

                  [PHOTO]       JOHN R. KENNEDY, 68, retired president and chief
                  executive officer of Federal Paper Board Company, Inc. from 1975 to 1996. He is a director of DeVlieg Bullard, Inc., Chase Brass Industries, Inc., Holnam, Inc., Pioneer Companies, Inc. and Spartech Corporation. He is director and chairman of the board of Georgetown University, on the board of governors of the United Nations Association of the United States of America, and one of the directors for the Foreign Policy Association.

Director since March 12, 1996

                   CLASS III DIRECTORS--TERM EXPIRING IN 2000

None of these directors are to be elected at the 1999 annual meeting, but were elected until the 2000 annual meeting.

                  [PHOTO] ROBERT J. EATON, 59, chairman of the board of management of DaimlerChrysler AG. He joined Chrysler in 1992, as vice chairman and chief operating officer and a member of the board. Prior to joining Chrysler, his 29-year career with
General Motors included various management positions, the most recent being president of General Motors Europe (1988 to 1992). He is a fellow of both the Society of Automotive Engineers and the Engineering Society of Detroit and chairman of the National Academy of Engineering. He is a member of The Business Council and The Business Roundtable. He also is a member of the President's Advisory Committee on Trade Policy and Negotiations and serves as a director of The Economic Strategy Institute and the U.S./Japan Business Council.

Director since January 10, 1995

                  [PHOTO]        JOHN A. GEORGES, 68, retired chairman and chief
                  executive officer of International Paper. He was elected chief executive officer in 1984 and became chairman and chief executive officer in 1985. He was senior managing director of
Windward Capital Partners, L.P. during 1996 and 1997. He is a director of AK Steel Holding Corporation, Ryder Systems, Inc., and Warner-Lambert Company. He is a member of The Business Council, The Trilateral Commission, and Bankers Trust European Advisory Board. He is a trustee of the Public Policy Institute of the Business Council of New York State and board member of the University of Illinois Foundation.

Director since February 1, 1980

                  [PHOTO]      DONALD F. MCHENRY, 62, Distinguished Professor of
                  Diplomacy at Georgetown University since 1981. He is president of the IRC Group LLC and a director of AT&T, The Coca-Cola
Company, Bank of Boston Corporation, the First National Bank of Boston, SmithKline Beecham plc, and the Institute for International Economics. He is a trustee of The Brookings Institution, The Mayo Foundation, and Columbia University; and chairman of the board of Africare.

Director since April 14, 1981

                  [PHOTO]    PATRICK F. NOONAN, 56, chairman of the board of The
                  Conservation Fund (a nonprofit organization dedicated to conserving America's land and water resources) and previously, also its chief executive officer since 1985. Prior to that he was president of The Nature Conservancy. He is a trustee of The National Geographic Society. He is also a director of Ashland, Inc., the Fund for Government Investors, Saul Centers REIT, and the American Gas Association Index Fund. He is a member of the Board of Visitors of Duke University School of the Environment.

Director since December 14, 1993

                  [PHOTO]       CHARLES R. SHOEMATE, 59, chairman, president and
                  chief executive officer of Bestfoods. He was elected president and a member of its board of directors in 1988, chief executive officer in August 1990 and chairman in September
1990. He joined Bestfoods, formerly CPC International, in 1962 and progressed through a variety of positions in manufacturing, finance and business management. He is a director of CIGNA Corporation, Texaco, Inc., and the Grocery Manufacturers of America, Inc. He is a member of the Business Roundtable and chairman of The Conference Board.

Director since November 1, 1994

2. APPROVAL OF AMENDMENTS TO THE LONG-TERM INCENTIVE COMPENSATION PLAN

The Long-Term Incentive Compensation Plan was approved by shareholders in 1989 and amended by them in 1994 (the "Plan"). The Plan is administered by the Management Development and Compensation Committee of the Board (the "Committee") which is composed solely of non-employee directors. It provides for performance-related incentives to executive personnel in the form of stock options, performance awards and restrictive stock awards. The Board of Directors believes that the Plan has promoted the Company's interests and those of shareholders by providing opportunities to attract, retain, and motivate key employees through these awards and that the Company should continue to utilize such awards as part of a competitive compensation program and as a means of encouraging its executives to own stock in the Company.

In 1994, we reserved an aggregate of the following for issuance under the Plan (adjusted for the two-for-one stock split in 1995):

    - 10,000,000 shares newly authorized for use

    - 4,600,000 shares carried forward from previously authorized amounts

    - shares forfeited, exchanged as not delivered under the Plan

    - shares purchased in the open market with stock option exercise proceeds

During the last five years, partially through acquisitions, the number of employees eligible to participate in the Plan has increased. In addition, with the merger of Union Camp

Corporation, the Company will expand its employee base to nearly 100,000 from 80,000. Accordingly, the number of shares originally reserved will not be sufficient for the Plan. There are presently 3,700,000 shares left for Plan use under the 14,600,000 shares specifically authorized in 1994. The proposed amendment to the Plan would increase that number by authorizing an additional 25,500,000 under the Plan. Of this total, the Plan is also being amended so that no more than 3,000,000 shares could be issued as restricted stock. The amendments should have no effect on the administration, operation or distributions under the Plan, other than providing the Company with additional shares for use under it.

We are asking shareholders to approve these amendments, as described above. We need the affirmative vote of a majority of the shares voting on this proposal in order to do so. Abstentions and broker non-votes will not be counted as being voted on this proposal.

The language of the Plan showing the amended language is attached as Appendix A. Shareholders should read this Appendix for the exact language of the changes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

3. RE-AFFIRMATION OF PERFORMANCE GOALS

Under Section 162(m) of the Internal Revenue Code of 1986, the Company cannot deduct certain compensation in excess of $1 million paid to the named executive officers. However, certain performance-based compensation is not subject to this limitation if among other things, the material terms of such compensation, including the maximum amounts payable to any individual and performance goals to be used, are approved by shareholders.

In 1994, shareholders approved the amended Long-Term Incentive Compensation Plan to satisfy the above requirements for full deductibility of compensation paid under the performance share award component of that Plan. The amended Plan provides that the performance goals include any one or more of the following measurements of performance, including:

    - earnings per share
    - return on equity
    - return on assets
    - growth in earnings
    - growth in sales revenue
    - shareholder returns.

These can be measured in comparison with the performance of a group of peer companies selected by the Committee or based on the Company's results. The Committee must establish the applicable performance goals within the time period required for the compensation to qualify as performance-based under Section 162(m). In addition, the ability of the Committee to adjust the earned performance share awards, if such adjustments are offset by reductions in other awards made under other Company plans, must also be eliminated for qualification of this compensation under Section 162(m). Steps will be taken to accomplish this before the next performance share awards are made in late 1999.

The tax code requires that shareholders re-affirm these goals every five years. Proposal 3 seeks shareholder re-affirmation of the existing performance goals, which will carry these standards through the next five years of the Plan. We need the affirmative vote of a majority of the shares voting on this proposal in order to re-affirm their existing goals. Abstentions and broker non-votes will not be counted as having voted on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

4.APPROVAL OF AMENDMENT TO THE RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The Restricted Stock Plan for Non-Employee Directors was approved by shareholders in 1988 and amended by them in 1992 (the "Stock Plan"). Under the Stock Plan, awards of 2,100 shares of common stock are made upon the election or reelection of a director to a full three-year term, and pro-rata awards are made upon the appointment of a non-employee director to fill an unexpired term.

The Stock Plan was adopted to provide a part of directors' compensation in Company stock. Upon adoption in 1988, the Stock Plan provided for 100,000 shares to be issued under it (adjusted for the two-for-one stock split in 1995). Over the past eleven years, approximately 87,000 shares have been issued under the Stock Plan.

The Company believes it is in the best interest of shareholders to more closely align directors' interests with those of the Company's shareholders by increasing the percentage of directors' compensation paid in Company stock. Accordingly, all increases in such compensation since 1993 have been in stock.

The proposed amendment to the Stock Plan would increase the original 100,000 shares to 250,000. We are asking shareholders to approve this amendment. We need the affirmative vote of a majority of the shares voting on this proposal in order to do so. Abstentions and broker non-votes will not be counted as being voted on this proposal.

The amendment should have no effect on the administration, operation or distribution under the Stock Plan, other than providing the Company with additional shares for use under it. The language of the Stock Plan showing the amended language is attached as Appendix B. Shareholders should read this Appendix for the exact language of the change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

5. RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITOR

Arthur Andersen LLP has been our independent public accountant for many years. The Audit Committee and the Board considered the qualifications of Arthur Andersen LLP and have appointed it as independent auditor of the consolidated financial statements of the Company for 1999. The Committee reviewed its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Arthur Andersen LLP in all of these respects. The Committee's review also included inquiry concerning litigation involving Arthur Andersen LLP and the existence of any investigations by the Securities and Exchange Commission into the financial reporting practices of the companies audited by it. In this respect, the Committee concluded that the ability of Arthur Andersen LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation. A representative of Arthur Andersen LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if he or she desires.

We are asking shareholders to ratify the Board's appointment of Arthur Andersen

LLP as independent auditor for 1999. We need the affirmative vote of a majority of the shares voting on this proposal in order to ratify the appointment. Abstentions and broker non-votes will not be counted as having voted on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITOR FOR 1999.

                      REPORT OF THE MANAGEMENT DEVELOPMENT
                           AND COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

As of December 31, 1998, the Management Development and Compensation Committee (the "Committee") consisted of six outside directors: Peter I. Bijur, Robert J. Eaton, Thomas C. Graham, Donald F. McHenry, Edmund T. Pratt, Jr. and Charles R. Shoemate. Mr. Willard C. Butcher, Mr. Thomas C. Graham and Mr. Edmund T. Pratt, Jr. served on the Committee during 1998 and retired on October 25, 1998, January 26, 1999 and February 22, 1999, respectively. Mr. Eaton is chairman. The Committee met six times in 1998 with a 97% attendance record. The chairman and chief executive officer of the Company was not present during any discussion of his compensation. Effective February 1, 1999, James A. Henderson was appointed as an outside director, bringing the Committee to five members.

GENERAL

Total compensation received by the named executive officers consists of salary, cash bonus, stock options and restricted stock. The total compensation has been designed to attract the most qualified talent, motivate them to reach their highest level of achievement, reward sustained superior performance and retain those senior managers whose competencies are prerequisite to shareholder value appreciating over the long term. The cash bonus and long-term incentives introduce considerable risk in the total executive compensation package, since the value of these components may vary significantly from year to year based on Company performance, individual performance and Company stock price.

The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Company performance. The Committee relates total compensation levels for the Company's executives to the compensation paid at a select group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparisons. International Paper also uses independent compensation consulting firms to advise the Committee. In 1998, the comprehensive pay study of incentive-eligible positions originally conducted in 1997, was updated and expanded, and included a cross section of 39 manufacturing companies. The 39 manufacturing companies included in the pay study are in industries that are close in size ($22 billion average revenue) and manufacturing complexity to International Paper and compete directly with International Paper for executive talent. The Company's compensation levels for each component of pay were compared to the median of the comparator group's competitive pay.

The Company's Management Incentive Plan (MIP) was amended in 1998 and directly links payment of an annual cash bonus to the achievement of (1) the Company's return on investment versus budget; (2) the Company's return on investment compared to Peer Paper Group's (eight companies which comprise the Peer Line of the Performance Graphs on pages 21 and 22); and (3) predetermined targets of qualitative nonfinancial performance factors, such as customer focus, people development, safety and environment and quality. The Plan was amended to increase emphasis on the Company's return on investment compared to the Peer Paper Group's while maintaining significant focus on the Company's return on investment versus budget. Performance in 1998 against financial targets was above threshold but did not achieve 100% of goal; similarly, performance compared to nonfinancial targets was above threshold but did not achieve 100% of the goals for 1998. Accordingly, the bonus awards as set out on pages 23 and 24 were earned in 1998.

The Company's Long-Term Incentive Compensation Plan and amendments, which were approved by the shareholders in 1989 and 1994, respectively, provide for awards of stock options and restricted stock in the form of performance shares which are made in amounts which the Committee determines to be competitive based on the study described above. Stock options are granted at or above fair market value at the time of the award and are restricted for four years. Contingent awards of performance shares are made in December of the year preceding a five-year Award Period. At the end of the five-year Award Period, the number of shares earned is determined by financial performance which the Committee measures by comparing the Company's and Peer Paper Group's and weighing equally, the five-year average return on equity and earnings per share. If the threshold level of performance is not attained, no shares are earned. Above the threshold, the contingent award is reduced if the target goal is not met or supplemented if the target goal is exceeded. Adjustments in the number of shares earned can be made by the Committee with any such adjustments offset by reductions in other awards made under the Company's Long-Term Incentive Compensation Plan or other Company bonus awards. Payouts of earned performance shares are made in Company stock at the end of the five-year Award Period. One half of the shares earned is mandatorily deferred for an additional three years, and payout is subject to the executive's continued employment throughout that period.

From time to time executive continuity awards are made with long-term vesting requirements which are designed to encourage retention of a small number of senior executives designated by the Committee. The size of an award, and any adjustments, is determined by the Committee to reflect an executive's level of responsibility and individual performance. As provided by the Company's Long-Term Incentive Compensation Plan, a continuity award may consist of restricted stock or a tandem grant of restricted stock together with a related non-qualified stock option which is granted at fair market value and restricted until a specified age. If the stock option is exercised, then the related restricted shares are canceled; if any portion of the stock option is not exercised by the date the continuity award vests, then the less valuable component of the tandem award is canceled.

The Committee has considered the provisions of the Omnibus Budget Reconciliation Act of 1993 which limit deductibility of compensation paid to named executive officers which exceeds $1 million. The Committee endorsed amendments to the Company's Long-Term Incentive Compensation Plan in 1994 to make certain sections of the Plan compatible with those provisions, while maintaining the Committee's flexibility in the Company's Management Incentive Plan to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. In 1998, the Committee recognized that a portion of Mr. Dillon's total current compensation was above $1 million, which means that that portion does not qualify under those provisions and will not be tax deductible by the Company.

THE 1998 EXECUTIVE OFFICERS' COMPENSATION

The Committee approved merit salary increases for all named executive officers based on competitiveness of the executives' pay. Such salary increases were made to reflect the individual performance of named executive officers including Mr. Dillon's. In April 1998, Mr. Dillon's salary was increased to $990,000, which is below the median base salary level for CEO's in the group of surveyed companies referred to above. Salaries paid to the named officers in 1998, were competitively positioned from below to slightly above the median of the survey companies.

MIP awards for the named executive officers in 1998 were determined by the Committee after review of Company and personal performance compared to predetermined 1998 financial and nonfinancial goals. All named executive officers' MIP awards decreased compared to 1997.

The performance share guidelines described above were used by the Committee to determine contingent performance share awards in December 1998 to the named executive officers for the 1999-2003 Award Period. Payout of earned shares in 1998 for the 1993-1997 Award Period was determined by the Committee in accordance with the guidelines and adjustment process described above. The pretax values of Mr. Dillon's performance share awards in 1998 were: $1,467,900 in contingent restricted stock for the 1999-2003 Award Period (the actual payout of this award will not be determined until 2004); $480,177 in deferred restricted stock for the 1993-1997 Award Period; and $480,177 in earned shares for the 1993-1997 Award Period. The shares earned for the 1993-1997 Award Period reflect Company performance and adjustments resulting in cancellation of stock options valued at approximately 41% of such performance share awards.

Payout of earned shares in 1999 for the 1994-1998 Award Period was determined by the Committee in accordance with the guidelines and adjustment process described above. The pretax values of the payouts of Mr. Dillon's performance share award for the 1994-1998 Award Period were $421,051 in deferred restricted stock and $421,051 in earned shares. These shares reflect Company performance and adjustments to stock options valued at approximately 49% of such performance share awards.

The Committee granted stock options in 1998 based on earlier described competitive surveys of senior managers' total compensation packages, without consideration of the amount of stock options already held by named executive officers. Mr. Dillon's 1998 stock option award was 85,000 shares; his 1997 stock option award was 104,000 shares reflecting his promotion to chief executive officer; and his 1996 stock option award was 26,000 shares.

In 1998, no named executive officers were granted continuity awards.

                  THE MANAGEMENT DEVELOPMENT AND COMPENSATION
                       COMMITTEE OF THE BOARD OF DIRECTORS
                                  Peter I. Bijur
                            Robert J. Eaton, chairman
                                James A. Henderson
                                Donald F. McHenry
                               Charles R. Shoemate

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer or other employee of the Company served as a member of the Committee. No Company executive officer or employee served as a member of the compensation committee on any company board where an executive officer of such company is a member of the Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors among others, to file reports of ownership and changes in ownership of such securities with the Securities Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 1998, except that John A. Georges, a director, inadvertently failed to file a report reflecting his gifts of stock to three universities in December 1997, but made a late filing of such report immediately upon discovery of the oversight.

                               PERFORMANCE GRAPHS

The following charts compare a $100 investment in International Paper stock with a similar investment in a peer group of eight key competitor companies and the S&P 500. The charts portray total nominal return, 1993-1998 and 1988-1998 assuming reinvestment of dividends. The Company has presented information pertaining to total shareholder return over two different time periods since all holders of the common stock did not acquire their investment in International Paper on the same date. The Company believes a presentation in this format more accurately reflects the financial return provided to the holders of its common stock which may not be evident if only one time period was highlighted.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
5 YEARS ENDED DECEMBER 31, 1998*
Dollars
                                                                      International Paper     S&P 500 Index     Peer Group**
1993                                                                                  100               100              100
1994                                                                                  114               101              103
1995                                                                                  117               139              112
1996                                                                                  129               171              121
1997                                                                                  140               228              131
1998                                                                                  149               294              138

Assumes $100 invested on December 31, 1993.
 *  Total return assumes reinvestment of dividends.
** Includes Boise Cascade, Champion, Georgia Pacific, Mead, Smurfit-Stone Container (includes only Stone Container prior to 11/19/98), Union Camp, Westvaco and Weyerhaeuser.

   EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN*

Dollars
                                                                       International Paper     S&P 500 Index     Peer Group**
1988                                                                                   100               100              100
1989                                                                                   126               132              110
1990                                                                                   123               127               89
1991                                                                                   167               166              121
1992                                                                                   161               179              135
1993                                                                                   168               197              153
1994                                                                                   191               200              158
1995                                                                                   197               274              172
1996                                                                                   216               338              186
1997                                                                                   235               450              201
1998                                                                                   250               579              212

Assumes $100 invested on December 31, 1988.
 *  Total return assumes reinvestment of dividends.
** Includes Boise Cascade, Champion, Georgia Pacific, Mead, Smurfit-Stone Container (includes only Stone Container prior to 11/19/98), Union Camp, Westvaco and Weyerhaeuser.

                             ADDITIONAL INFORMATION
                        REGARDING EXECUTIVE COMPENSATION

COMPENSATION
    The compensation of the Company's executive officers is approved by the Committee except for the compensation of the officer-directors. Their compensation is first recommended by the Committee and then approved by the Board of Directors.
The following tables set forth information with respect to the five most highly compensated executive officers of the Company for the years 1996-1998.

                                          SUMMARY COMPENSATION TABLE
                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                            ---------------------
                                               ANNUAL COMPENSATION            CONTINGENT AWARDS
                                        ----------------------------------  ---------------------
            (a)                 (b)        (c)        (d)         (e)          (f)         (g)         (h)
                                                                 OTHER      RESTRICTED
                                                                 ANNUAL       STOCK                 ALL OTHER
                                         SALARY      BONUS    COMPENSATION    AWARD      OPTIONS   COMPENSATION
     NAME AND POSITION         YEAR      ($) (1)    ($) (2)     ($) (3)      ($) (4)     (#) (5)     ($) (6)
John T. Dillon as                 1998  $ 967,500  $ 775,000   $        0   $1,467,900    160,000   $  246,264
  Chief Executive Officer         1997  $ 862,500  $ 850,000   $        0   $1,421,001    160,300   $  153,497
                                  1996  $ 712,500  $       0   $        0   $3,400,911     26,000   $  172,397

C. Wesley Smith as                1998  $ 502,083  $ 260,000   $        0   $  356,927     25,000   $  155,637
  Executive Vice President        1997  $ 465,000  $ 310,000   $        0   $  345,539     72,900   $   97,052
                                  1996  $ 429,667  $       0   $        0   $  340,423     25,000   $  114,086

James P. Melican as               1998  $ 510,000  $ 235,000   $        0   $  326,608     22,000   $  109,824
  Executive Vice President        1997  $ 493,333  $ 275,000   $        0   $  316,204     96,600   $   93,834
                                  1996  $ 471,667  $       0   $        0   $  311,518     15,400   $  111,882

David W. Oskin as                 1998  $ 447,917  $ 240,000   $        0   $  326,608     50,800   $   54,616
  Executive Vice President        1997  $ 422,917  $ 275,000   $  490,491   $  316,204     57,500   $   51,328
                                  1996  $ 397,917  $       0   $        0   $  745,974     50,800   $  143,199

Milan J. Turk as                  1998  $ 375,000  $ 205,000   $        0   $  298,823     17,000   $   82,371
  Executive Vice President        1997  $ 355,000  $ 250,000   $        0   $  289,301     74,200   $   58,088
                                  1996  $ 332,083  $       0   $        0   $1,137,962     12,000   $   68,842

(1) Salary paid in 1998 including amounts deferred pursuant to Section 401(K) of the Internal Revenue Code or pursuant to unfunded deferral arrangements.

(2) Management Incentive Plan awards paid in 1999 and 1998 attributable to 1998 and 1997 respectively, including amounts deferred pursuant to Section 401(K) of the Internal Revenue Code or pursuant to deferral arrangements reported in the year earned. No awards were paid for 1996.

(3) Includes reimbursement plus tax gross-up for interest paid by Mr. Oskin on a third party loan undertaken in connection with an expatriate assignment from 1993 to 1995 with an affiliate, later a subsidiary.

(4) Represents (a) 100% of the value of gross target restricted performance shares contingently awarded in 1998 for the 1999-2003 Award Period, in 1997 for the 1998-2002 Award Period, and in 1996 for the 1997-2001 Award Period which are earned if the target goal is met for an Award Period. The awards are reduced if the goal is not met, or entirely forfeited if a predetermined threshold goal is not met. 150% of the value of the target restricted performance shares are earned if the target goal is exceeded by a predetermined percentage; (b) 100% of the value of incremental target awards for prior periods made upon promotion, subject to the same contingencies; and (c) the value of continuity awards of $840,000 in 1996 for Mr. Dillon; $336,000 in 1996 for Mr. Oskin; and $648,000 in 1996 for Mr. Turk. The number and dollar value of restricted stock holdings at December 31, 1998 are as follows:

                                                        RESTRICTED
                                                          SHARES       DOLLAR VALUE
Mr. Dillon.........................................        261,880     $  11,735,498
Mr. Smith..........................................        100,474         4,502,491
Mr. Melican........................................         98,188         4,400,050
Mr. Oskin..........................................         96,356         4,317,953
Mr. Turk...........................................         93,083         4,171,282

                            ------------------------

   These numbers include the restricted stock portion of the tandem awards of restricted stock/options made to the respective individuals under continuity awards. Dividends are paid on restricted shares.

(5) Includes replacement options if applicable. These figures do not include the tandem option awards made as part of the continuity awards, insofar as the awards are characterized as restricted stock awards. Such tandem options were for 100,000 shares for Mr. Dillon in 1996; 40,000 shares for Mr. Oskin in 1996; and 80,000 shares for Mr. Turk in 1996.

(6) 1998 totals represent Company contributions to the Salaried Savings Plan and Unfunded Savings Plan, cost of group life, premium payments grossed up for taxes for the Executive Supplemental Insurance Plan (ESIP), accruals for ESIP lump-sum dividend payments and reimbursement for relocation as follows:

                         DILLON      SMITH     MELICAN     OSKIN      TURK
SSP/USP...............  $  87,240  $  38,980  $  37,680  $   7,680  $  30,001
Group Life............     26,465     13,065     13,350      6,399     16,938
ESIP..................    111,713     48,639     38,471     31,165     35,432
ESIP Accruals.........     20,846     17,221     20,323      9,372          0
Relocation............          0     37,732          0          0          0

The table below sets out information on the option grants made in 1998 to the named executive officers:

                                          OPTION GRANTS IN 1998
                                                              INDIVIDUAL GRANTS
               (a)                     (b)            (c)            (d)          (e)            (f)
                                                  % OF TOTAL
                                     OPTIONS    OPTIONS GRANTED  EXERCISE OR                 GRANT DATE
                                     GRANTED     TO EMPLOYEES    BASE PRICE   EXPIRATION        VALUE
NAME AND POSITION                    (#) (1)        IN 1998        ($/SH)        DATE          ($) (2)
John T. Dillon as                      16,000(4)        0.47%     $ 55.1880     01/12/03      $ 175,370
  Chief Executive Officer              16,000(4)        0.47%     $ 55.1880     01/11/04      $ 175,370
                                       17,000(4)        0.49%     $ 55.1880     01/10/05      $ 186,330
                                       26,000(4)        0.76%     $ 55.1880     01/09/06      $ 284,976
                                       42,579(3)        1.24%     $ 41.9380     01/13/08      $ 493,716
                                       42,421(3)        1.23%     $ 51.0000     04/14/08      $ 598,174

C. Wesley Smith as                      7,179(3)        0.21%     $ 41.9380     01/13/08      $  83,243
  Executive Vice President             17,821(3)        0.52%     $ 51.0000     04/14/08      $ 251,292

James P. Melican as                     5,245(3)        0.15%     $ 41.9380     01/13/08      $  60,817
  Executive Vice President             16,755(3)        0.49%     $ 51.0000     04/14/08      $ 236,261

David W. Oskin as                       9,600(4)        0.28%     $ 51.8130     01/09/00      $  86,460
  Executive Vice President              9,600(4)        0.28%     $ 51.8130     01/08/01      $  98,787
                                        9,600(4)        0.28%     $ 51.8130     01/11/04      $  98,787
                                        3,328(3)        0.10%     $ 41.9380     01/13/08      $  38,589
                                       18,672(3)        0.54%     $ 51.0000     04/14/08      $ 263,292

Milan J. Turk as                        2,552(3)        0.07%     $ 41.9380     01/13/08      $  29,591
  Executive Vice President             14,448(3)        0.42%     $ 51.0000     04/14/08      $ 203,730

(1) Each option granted may be replaced upon exercise. This means that a new option is granted for the same number of shares as is exercised, with the then current market value becoming the new exercise price. The replacement option does not extend the term of the original option. Options may not be replaced more than three times. Original options are indicated by "(3)" and replacement options by "(4)". These numbers do not include any options granted as part of the tandem awards of restricted stock/options made as continuity awards in 1998. The restricted stock is reported as part of the total holdings of the respective individuals under footnote 3 to the Summary Compensation Table.

(2) Grant date value is based on Black-Scholes option pricing model adapted for use in valuing stock options. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised. The Company believes that no model accurately predicts the future price of International Paper's stock or places an accurate present value on stock options. The grant date values were determined based upon the following assumptions:

                                                                   ORIGINAL (3)    REPLACEMENT (4)
                                                                   -------------  -----------------
Expected volatility..............................................        31.09%           31.09%
Risk-free rate of return.........................................         5.25%            5.51%
Dividend yield...................................................         2.19%            2.17%
Expected term (years)............................................         4.37             2.12

    The table below sets out the information on options exercised and options outstanding:

                                               AGGREGATED OPTION EXERCISES IN 1998
                                               AND DECEMBER 31, 1998 OPTION VALUES
                (a)                      (b)                (c)                 (d)           (e)           (f)           (g)
                                                                                                          VALUE OF UNEXERCISED
                                                                              NUMBER OF UNEXERCISED           IN-THE-MONEY
                                                                                                               OPTIONS AT
                                       SHARES        VALUE REALIZED($)      OPTIONS AT 12/31/98(#)(5)        12/31/98($)(5)
                                     ACQUIRED ON   ----------------------   -------------------------   -------------------------
                                      EXERCISE     AGGREGATE   ANNUALIZED                  RESTRICTED   UNRESTRICTED   RESTRICTED
NAME AND POSITION                      (#)(1)         (1)         (2)       UNRESTRICTED      (3)           (4)          (3)(4)
John T. Dillon as                      87,300      $1,199,944   $431,329       88,300       234,737       $      0      $364,672
  Chief Executive Officer

C. Wesley Smith as                          0      $        0   $      0       58,800        90,900       $127,450      $291,733
  Executive Vice President

James P. Melican as                         0      $        0   $      0       81,700        82,500       $123,200      $268,011
  Executive Vice President

David W. Oskin as                      28,800      $  379,844   $145,397       56,600        79,100       $ 34,800      $242,312
  Executive Vice President

Milan J. Turk as                            0      $        0   $      0       42,000        65,000       $156,275      $ 40,275
  Executive Vice President

 (1) All of Mr. Dillon's exercises were made by stock "swaps". Mr. Dillon used 69,569 of his own shares to exercise and pay taxes on these 87,300 options, resulting in a net increase in his Company ownership of 17,731 shares.

 (2) Represents the aggregate incremental value realized divided by the number of years the option was held prior to exercise.

 (3) All options are exercisable under the plan upon grant; however, columns
     (e) and (g) indicate the number and value of options, the underlying shares of which, while exercisable, cannot be sold or are otherwise restricted.

 (4) Total value of options (market value minus exercise price) based on fair market value of Company stock of $44.8125, as of December 31, 1998.

 (5) Options granted as part of the tandem awards of restricted stock/options made as continuity awards are not included.

RETIREMENT BENEFITS
"Pensionable Remuneration" means salary, cash bonus and compensation deferred under the Unfunded Savings Plan or awards deferred under the MIP.

The following table shows the total estimated annual pension benefits payable under the Company's qualified and supplementary retirement plans upon retirement at age 65, calculated on a straight life annuity basis and reduced by a Social Security offset:

                                     CREDITABLE YEARS OF SERVICE
PENSIONABLE  ---------------------------------------------------------------------------
REMUNERATION     5         10         15         20         25         30         35
 $ 400,000   $ 100,000  $ 124,766  $ 187,149  $ 191,948  $ 191,948  $ 192,348  $ 225,748
 $ 600,000   $ 150,000  $ 189,766  $ 284,649  $ 291,948  $ 291,948  $ 292,548  $ 342,648
 $ 800,000   $ 200,000  $ 254,766  $ 382,149  $ 391,948  $ 391,948  $ 392,748  $ 459,548
 $1,000,000  $ 250,000  $ 319,766  $ 479,649  $ 491,948  $ 491,948  $ 492,948  $ 576,448
 $1,500,000  $ 375,000  $ 482,266  $ 723,399  $ 741,948  $ 741,948  $ 743,448  $ 868,698
 $2,000,000  $ 500,000  $ 644,766  $ 967,149  $ 991,948  $ 991,948  $ 993,948  $1,160,948

Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees which provides pension benefits based on final average earnings; a supplementary plan which provides a make-up of qualified plan benefits limited by the imposition of statutory tax code limitations; and a supplementary plan covering designated senior managers which provides supplemental benefits to the qualified plan. At December 31, 1998, the number of creditable years of service and the pensionable remuneration for the named officers were:

NAME                               YEARS    REMUNERATION
-------------------------------  ---------  -------------
Mr. Dillon.....................      31.92   $ 1,742,500
Mr. Smith......................      18.33   $   775,000
Mr. Melican....................      14.92   $   768,333
Mr. Oskin......................      23.25   $   697,917
Mr. Turk.......................       8.67   $   605,000

Matching the creditable years with the table above will indicate annual pension benefits.

                            ------------------------

TERMINATION AGREEMENTS
The Company has agreements with members of the executive officer group, providing for payments and other benefits if there is a change of control of the Company and the officer's employment is terminated (i) by the Company or its successor, other than for cause, disability or retirement, or (ii) by the officer if the chief executive officer of the Company ceases to hold that position for reasons other than cause, retirement or disability, or if the officer determines that by reason of adverse changes in, among other things, the officer's authority, compensation, duties, office location or responsibilities, the officer is unable to perform the duties and responsibilities of the position the officer held immediately prior to the change in control. These agreements provide that if the officer's employment terminates under the circumstances described above, the officer will receive: (a) continuation of medical and dental insurance coverage until age 65 or eligibility to join a comparable plan sponsored by another employer; (b) retiree medical coverage comparable to the Company's pre-change of control retiree medical plan; (c) a lump-sum payment equal to (i) his annual salary at termination together with his most recent short-term annual incentive compensation payment during the year preceding termination, multiplied by the smaller of the number "three" or the number of years between the termination date and the date he reaches age 65 and (ii) an amount necessary to offset any special federal excise tax on all payments received under the termination agreement.

In addition to these provisions, Mr. Dillon's agreement can be triggered by a voluntary termination at any time within 18 months of the change in control. The agreement provides him with the above benefits as well as (a) payment of vested benefits under the pension plan which entitlement shall include payments made under the agreement which constitute "compensation" under the pension plan; (b) a lump-sum payment equal to the difference between (i) the actuarial value on termination date of accrued vested pension benefits and (ii) the actuarial value on termination date of what accrued pension benefits would have been if the period and payments set out in (c)(i) and (c)(ii) below were recognized under the pension plan; (c) a lump-sum payment equal to (i) his annual salary at termination, (ii) the average of his short-term incentive compensation award for three years preceding termination and (iii) the value of his average earned award under the Performance Share Award Plan (PSA) for three years preceding termination, multiplied by the number "four"; (d) a lump-sum payment equal to the value of any deferred incentive compensation or PSA awards and unvested Company matching contributions under the Salaried Savings Plan; (e) stock options equal to the average number of options awarded during the three years preceding termination, multiplied by the number "four", plus the extension of each option held until the end of the normal term of such option if he had not left the Company.

The Board requires unanimous approval at a meeting of the Management Development and Compensation Committee, composed solely of non-employee directors, and majority approval by the Board before any termination agreement such as those described above is amended or entered into. The potential cost of satisfying the payments called for under the above-described termination agreements, prior to tax "gross up", if there had been a change in control and all of the members of the executive officer group described in the Summary Compensation Table had been terminated on December 31, 1998, would have been approximately $33,000,000.

In addition to the foregoing, the Long-Term Incentive Compensation Plan contains provisions that release restrictions from stock awards and stock options for all members of the group if there is a change of control of the Company. Also, the Supplemental Retirement Plan for Senior Managers provides that if a change of control of the Company occurs, pension benefits will vest immediately and the minimum benefit will be increased from 25% to 50% of pensionable remuneration.

The Company has authorized a grantor trust under Sections 671 through 677 of the Code in connection with the Company's benefit plans and termination agreements. Under the grantor trust, the trustee will pay the beneficiaries of the trust the amounts to which they are entitled under such plans and agreements subject to claims of the Company's creditors.

                                                                      APPENDIX A

                          INTERNATIONAL PAPER COMPANY
                     LONG-TERM INCENTIVE COMPENSATION PLAN

    The International Paper Company Long-Term Incentive Compensation Plan is hereby amended to delete the words and phrases indicated by brackets, e.g., [omit] and to add the words and phrases indicated by italics, e.g. ADD.

1. PURPOSE AND EFFECTIVE DATE

    This plan shall be known as the International Paper Company Long-Term Incentive Compensation Plan (the "Plan"). The purpose of this Plan is to provide incentive for senior management officers and employees of the Company and its subsidiaries (the "Company") to improve the performance of the Company on a long-term basis, and to attract and retain in the employ of the Company persons of outstanding competence. The terms "subsidiary" and "subsidiaries" as used herein shall mean corporations which are owned or controlled by International Paper Company, directly or indirectly.

    The effective date of [this] THE Plan is January 1, 1989. [Subject to approval of this Plan by a majority of shareholders of the Company entitled to vote on the matter at the 1994 annual meeting of shareholders certain amendments to the Plan will also be effective.] The Plan WAS AMENDED IN 1994 BY A VOTE OF SHAREHOLDERS.[supersedes and replaces the International Paper Company Performance Share Plan and the International Paper Company Stock Option Plan which were approved by the shareholders in 1983 (the "1983 Plans"). No further contingent awards or grants of options will be made under the 1983 Plans, and outstanding contingent awards and deferred awards under the 1983 Plans and earlier plans will be converted to comparable awards under the provisions of this Plan with the consent of the award holders.] SUBJECT TO THE APPROVAL OF THIS PLAN AS AMENDED HEREBY BY A MAJORITY OF SHAREHOLDERS OF THE COMPANY ENTITLED TO VOTE ON THE MATTER AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS, CERTAIN CHANGES TO THE PLAN WILL ALSO BE EFFECTIVE.

2. ADMINISTRATION OF THE PLAN

    (a) The Plan shall be administered by a committee (the "Committee") which shall be composed of members of the Board of Directors of the Company and which shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("1934 Act") (or any successor rule) and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized to administer and interpret the Plan, to authorize, change, and waive the restrictions and conditions imposed on awards and stock options under the Plan, and to adopt such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, the shareholders and the participants.

    (b) No member of the Committee or any employee acting on its behalf shall incur any liability for any action or failure to act in connection with this Plan. The Company shall indemnify each member of the Committee and any employee acting on its behalf against any and all claims, losses, damages, expenses and liabilities arising from any action or failure to act.

3. PARTICIPANTS

    (a) Participation in this Plan shall be limited to senior managers and other key employees of the Company as determined by the Committee. Awards of stock and stock appreciation rights and grants of stock options may be made to such employees and for such respective numbers of Shares, as the Committee in its absolute discretion shall determine (all such individuals to whom awards and options shall be granted being herein called "participants").

    (b) Members of the Board of Directors who are also employees of the Company shall be eligible to participate in the Plan. However, members of the Board of Directors who are not also employees of the Company shall be ineligible for awards under this Plan. Notwithstanding the foregoing, any members of the Board of Directors who are also retired employees of the Company shall be entitled to the portions of their awards which are earned or vested pursuant to the provisions of the Plan.

    (c) A person who is compensated on the basis of a fee or retainer, as distinguished from salary, shall not be eligible for participation in the Plan.

    (d) Participation in this Plan, or receipt of an award or option under this Plan, shall not give a participant any right to a subsequent award or option, nor any right to continued employment by the Company for any period, nor shall the granting of an award or option give the Company any right to continued services of the participant for any period. Likewise, participation in the Plan will not in any way affect the Company's right to terminate the employment of the participant at any time with or without cause.

4. DEFINITIONS

    (a) "Stock" or "Share" shall mean a share of the common stock of $1.00 par value of International Paper Company.

    (b) "Performance Shares" shall mean Shares contingently awarded with respect to an Award Period and issued with the restriction that the holder may not sell, transfer, pledge, or assign such Shares, and with such other restrictions as the Committee in its sole discretion may determine (including, without limitation, restrictions with respect to forfeiture of the Shares and with respect to reinvestment of dividends in additional restricted Shares), which restrictions may lapse separately or in combination at such time or times (in installments or otherwise) as the Committee may determine.

    (c) "Stock Appreciation Right" or "SAR" shall mean a right included in an award under this Plan to receive upon exercise of the SAR a payment equal to the amount of the appreciation in the fair market value of a Share over the exercise price which is set forth in the SAR provided that the exercise price is not less than the fair market value of a Share on the date the SAR is granted. Payment upon exercise of an SAR may be in the form of cash, or restricted stock, or unrestricted stock, or a combination, as determined by the Committee in its sole discretion. SARs may be awarded separately or in combination with other awards and stock options under this Plan pursuant to terms and conditions contained in an award agreement as determined by the Committee.

    (d) "Change of Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A promulgated under the 1934 Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act (other than employee benefit plans sponsored by the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period.

5. STOCK AVAILABLE FOR THE PLAN

    An aggregate of [five million] TWENTY-FIVE MILLION FIVE-HUNDRED THOUSAND (25,500,000) Shares shall be available under the Plan as amended by the shareholders at the 199[4]9 Annual Meeting for delivery pursuant to the future awards, and options granted pursuant to the Plan, together with any Shares previously authorized by shareholders under [the 1983 Plans or] the Plan, AS PREVIOUSLY AMENDED which are not yet issued to, or are reacquired from, participants in [the 1983 Plans or] the Plan AS PREVIOUSLY AMENDED. Such Shares shall be either previously unissued Shares or reacquired Shares. Shares covered by awards which are not earned, or which are settled in cash, or which are forfeited or terminated for any reason, and options which expire unexercised or which are exchanged for other awards, shall again be available for other awards and stock options under the Plan. Shares received by the Company in connection with the exercise of stock options by delivery of other Shares, and received in connection with payment of withholding taxes, shall again be available for delivery under the Plan. Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of stock options granted under the Plan AS PREVIOUSLY AMENDED [and the 1983 Plans] shall be available for awards and options up to the number of Shares issued upon option exercises which generated such proceeds, provided any such exercise occurred on or after January 1, 1989. Notwithstanding the foregoing, the maximum number of Shares available for delivery pursuant to future awards, options and SARs to executive officers of the Company who, at the time of grant, are subject to the provisions of Section 16 of the 1934 Act shall not exceed 14,600,000 Shares, subject to the adjustments permitted by Section 6 of the Plan. Notwithstanding any other provision of this Plan, subject, however, to the adjustments permitted by Section 6 of the Plan, the aggregate number of Shares that can be covered by future stock options or SARs granted to any individual in any period of three consecutive fiscal years shall be 1,800,000 AND THE AGGREGATE NUMBER OF RESTRICTED SHARES ISSUED UNDER THIS PLAN AFTER THE 1999 ANNUAL MEETING OF SHAREHOLDERS MAY NOT EXCEED 3,000,000 SHARES.

6. CHANGES IN STOCK AND EXERCISE PRICE OF STOCK OPTIONS AND SARS

    In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization or any distribution (other than regular cash dividends) to holders of the Company's common stock, the Committee shall make such adjustments, if any, as it deems to be equitable in the exercise price of outstanding options and SARs, and in the number of Performance Shares awarded and earned, and in the number of Shares covered by any outstanding stock options and SARs, granted under this Plan, and in the aggregate number of Shares covered by this Plan.

7. TIME OF GRANTING AWARDS AND STOCK OPTIONS

    Nothing contained in this Plan, or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company, shall constitute the granting of an award or stock option under this Plan. The granting of an award or stock option pursuant to the Plan shall take place only when authorized by the Committee.

8. DEATH OR DISABILITY OF A PARTICIPANT

    In the event of the death of a participant, a stock option or an SAR may be exercised within one year of the participant's death by the participant's designated beneficiary or beneficiaries (or if no beneficiary has been designated or survives the participant, by the person or persons who have acquired the rights of the participant by will or under the laws of descent and distribution). If a participant becomes disabled, the participant may exercise a stock option or an SAR within one year after the date of the disability.

    For purposes of this Plan, the term "disabled" shall refer to the condition of total disability defined in the Company's long-term disability plan.

    A participant may file with the Committee a designation of a beneficiary or beneficiaries on a form approved by the Committee, which designation may be changed or revoked by the participant's sole action, provided that the change or revocation is filed with the Committee on a form approved by it. In case of the death of the participant, before termination of employment or after retirement or disability, any portions of the participant's award to which the participant's designated beneficiary or estate is entitled under the Plan and the award agreement, shall be paid to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives such participant, shall be delivered as directed by the executor or administrator of the participant's estate.

9. RETIREMENT OF HOLDER OF STOCK OPTION OR SAR

    If a participant retires under a Company pension plan, the participant may exercise a stock option or an SAR within its remaining term unless otherwise provided in the award agreement. Retirement under any of the Company's pension plans shall cause incentive stock options to be treated for federal income tax purposes as non-qualified stock options on a date which is three months after the date of retirement. For purposes of this section, retirement shall be given the meaning used under the Company's pension plan for salaried employees.

10. NON-TRANSFERABILITY OF AWARDS

    No award, stock option or SAR under this Plan, and no rights or interests therein, shall be assignable or transferable by a participant (or legal representative), except at death by will or by the laws of descent and distribution unless otherwise permitted by the Committee and by law and, in the case of incentive stock options, to the extent consistent with Section 422 of the Code.

11. MODIFICATION OF THE PLAN

    The Board of Directors, without further approval of the shareholders, may at any time amend the Plan to take into account and comply with any changes in applicable securities or federal income tax laws and regulations, or other applicable laws and regulations, including without limitation, any modifications to Rule 16b-3 under the 1934 Act or Section 162(m) of the

Code (or any successor rule, provision or regulation), terminate or modify or suspend (and if suspended, may reinstate) any or all of the provisions of this Plan, except that no modification of this Plan shall without the approval of the Company's shareholders increase the total number of Shares for which awards, stock options and SARs may be granted under the Plan (except pursuant to Section
6).

RESTRICTED PERFORMANCE SHARE AWARDS

12. TERMS AND CONDITIONS OF AWARDS OF PERFORMANCE SHARES

    (a) Each award of Performance Shares under this Plan shall be contingently awarded with respect to a period of consecutive calendar years as determined by the Committee (herein called an "Award Period") and shall be made from reacquired Shares. [Outstanding contingent awards and deferred awards under the 1983 Performance Share Plan shall be converted to comparable awards under this Plan with the consent of the award holders.] The first complete Award Period under this Plan [shall begin] BEGAN with the year 1989. A new Award Period shall commence at the beginning of each calendar year.

    (b) The Performance Shares awarded under this Plan will be earned by a participant on the basis of the Company's financial performance over the Award Period for which it was awarded, on the basis of pre-established performance goals determined by the Committee in its sole discretion. The Performance measurement criteria used for Performance Shares shall be limited to one or more of: earnings per share, return on stockholders equity, return on assets, growth in earnings, growth in sales revenue, and shareholder returns. Such criteria may be measured based on the Company's results or on the Company's performance as measured against a group of peer companies selected by the Committee. In applying such criteria, earnings may be calculated based on the exclusion of discontinued operations and extraordinary items. Adjustments in the number of shares earned can be made by the Committee with any such adjustments offset by reductions in other awards made under the Company's Long-Term Incentive Compensation Plan or other Company bonus awards. Subject to the adjustments permitted by Section 6 of the Plan, the maximum number of Performance Shares that can be earned for any one individual for any future Award Period [commencing after the effective date of the amendment to the Plan] is 100,000. Subject to such maximum number of Shares, the amount, if any, that may be earned by a participant receiving Performance Shares may vary in accordance with the level of achievement of the performance goal or goals established by the Committee.

    (c) A participant's rights with respect to all unearned Performance Shares shall terminate at the end of each Award Period.

    (d) The number of Shares determined by the Committee to have been earned with respect to any Award Period shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the participants.

    (e) All dividend equivalents credited on Performance Shares during an Award Period shall be reinvested in additional Performance Shares (which shall be allocated to the same Award Period, and shall be subject to being earned by the participant on the same basis as the original award).

    (f) All dividends paid on earned restricted Shares under this part of the Plan shall be paid in cash.

    (g) As a condition of any award of Performance Shares under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may in its sole discretion, include additional conditions and restrictions in the award agreement entered into under this Plan. Settlements in Shares may be subject to forfeiture and other contingencies as the Committee may determine.

    (h) At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this portion of the Plan.

    (i) In the event a Change of Control of the Company occurs, then

        (i) all restrictions shall be immediately removed with respect to all earned Performance Shares and

        (ii) a pro rata portion of each outstanding Award that would have been earned were Company performance to reach the goals established by the Committee for each uncompleted Award Period shall be deemed earned (based on the number of months of the total Award Period which have been completed prior to the Change of Control), and all restrictions shall be immediately removed with respect to that number of shares; the remaining portion of each Award shall remain outstanding as Performance Shares subject to the provisions of this Plan and the participant's award agreements.

STOCK OPTION AWARDS

13. TERMS AND CONDITIONS OF STOCK OPTIONS

    (a) The Committee shall have the sole authority to grant stock options under this Plan. Such grants may consist of non-qualified stock options, or Incentive Stock Options, or any combination thereof, as the Committee shall decide from time to time. The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during a calendar year shall not exceed $100,000 as determined under Section 422A of the Internal Revenue Code or comparable legislation. The maximum number of Shares for which stock options can be awarded to any one individual over any consecutive three-year period commencing on the effective date of the amendment to the Plan is 1,800,000 Shares.

    (b) The term of each option granted under the Plan shall be set by the Committee, but in no event shall an Incentive Stock Option be exercised after ten years following the date of its grant under this Plan.

    (c) The exercise price of each option granted under the Plan shall be no less than the fair market value of the underlying Stock at the time the option is granted as determined by the Committee.

    (d) Prior to the exercise of the option and delivery of the Stock represented thereby, the participant shall have no rights to any dividends nor be entitled to any voting rights on any Stock represented by outstanding options.

    (e) As a condition of any grant of a stock option under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may, in its sole discretion, include additional conditions and restrictions in the award agreement entered into under this Plan.

    (f) At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this part of the Plan.

14. EXERCISE OF STOCK OPTIONS

    (a) Each stock option granted under this Plan shall be exercisable as provided in accordance with the document evidencing the option by full payment of the option price in cash or at the discretion of the Committee in Stock owned by the participant (including Performance Shares and other restricted Shares awarded under this Plan). Unless otherwise provided herein, a participant may exercise a stock option only if he or she is an employee of the Company and has continuously been an employee of the Company since the date the option was granted.

    (b) If a stock option under the 1983 Plan or this Plan is exercised by a participant, then, at the discretion of the Committee, the participant may receive a replacement option under this part of the Plan to purchase a number of Shares equal to the number of Shares which the participant purchased on the exercise of the option, with an exercise price equal to the current fair market value, and with a term extending to the expiration date of the original stock option. If a stock option is exercised by delivery of restricted Shares, then the participant shall receive an equal number of identically restricted Shares; the remaining option exercise Shares shall contain any applicable restrictions which are set forth in the participant's award agreement and shall otherwise be unrestricted.

    (c) In the event a Change of Control of the Company occurs, all stock options granted under this part of the Plan shall be immediately exercisable, and all restrictions on Shares issued under this plan pursuant to the exercise of stock option shall be immediately removed.

EXECUTIVE CONTINUITY AWARDS

15. TERMS AND CONDITIONS OF EXECUTIVE CONTINUITY AWARDS

    (a) Executive continuity awards may be made from time to time under this Plan at the discretion of the Committee, in such amounts and upon such terms and conditions as are established by the Committee under this portion of the Plan.

    (b) An executive continuity award shall consist of a stock option or grant of restricted Shares, or a tandem grant of restricted Shares together with a related non-qualified stock option (options to be granted in accordance with the provisions of sections 13-14 of this Plan) to purchase a specified number of Shares, in such amounts as may be determined by the Committee. All dividends paid on the restricted Shares shall be reinvested in additional shares of restricted Shares (subject to the same restrictions, terms and conditions). Upon attainment of age 65, (or death or the executive's becoming disabled as such condition is determined in the sole discretion of the Committee, if earlier) or upon a Change of Control of the Company (as limited under subsection (g) below), the restrictions on the award will be removed, and the award will vest in the following manner:

        (i) If the current realizable gain on a tandem stock option is greater than the current market value of the related restricted Shares (including re-invested dividends), then all such shares of restricted Shares shall be canceled and the term of the stock option shall continue for the term set forth in the award agreement.

        (ii) If the current market value of the restricted Shares (including re-invested dividends) is greater than the current realizable gain on any related tandem stock option, then the option shall be canceled and the restrictions shall be removed from all of the related restricted Shares.

    (c) If a stock option granted under this portion of the Plan is exercised prior to the executive's attainment of a pre-determined age, the related shares of restricted Shares shall be canceled, and the additional Shares issued upon the exercise of the stock option shall be restricted and subject to either forfeiture or repurchase by the Company at the option exercise price for a period ranging up to 12 years from the date of the grant of the option, or longer, as determined by the Committee and set forth in the award agreement.

    (d) A stock option granted under this portion of the Plan shall be exercisable as provided in accordance with the document evidencing the option by full payment of the option price in cash or, at the discretion of the Committee, in Stock owned by the participant (including Performance Shares awarded under this Plan). At the discretion of the Committee, the participant may receive a replacement stock option to purchase a number of shares equal to the number of shares purchased by the participant in exercising the option, with an exercise price equal to the current market value, and with a term extending to the expiration date of the original stock option. If an option is exercised by delivery of restricted Shares, then the participant shall receive an equal number of identically restricted Shares; the remaining option exercise Shares shall be subject to the Company's right to impose restrictions on such Shares as described in subsection (c) above.

    (e) As a condition of any executive continuity award under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may, in its sole discretion, include additional conditions and restrictions in the award agreement.

    (f) At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this portion of the Plan.

    (g) In the event a Change of Control of the Company occurs, all restrictions shall be immediately removed with respect to the exercise of stock options under this part of the Plan and with respect to Shares issued upon the exercise of any stock option. A Change of Control, for these purposes, shall not include a transaction initiated by management such as a management led buyout or recapitalization except where such transaction (i) is in response to the acquisition of 10% or more of the Company's stock or the announcement of a tender offer for 20% or more of the Company's stock (other than by employee benefit plans sponsored by the Company); or (ii) is approved by the Board in accordance with the standards set forth in Section 717 of the New York Business Corporation Law or any successor provision.

MISCELLANEOUS

16. PRIOR AWARDS

    Awards of stock options and Performance Shares made under the Plan prior to the amendments approved by shareholders at the 1994 annual meeting [shall continue] CONTINUED to be subject to the terms of the Plan and the instruments evidencing such awards prior to such amendments becoming effective.

17. TAX WITHHOLDING

    The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state, local or foreign jurisdiction taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit or require Shares to be used to satisfy required tax withholding and such Shares shall be valued at the fair market value as of the settlement date of the applicable award.

                 (This page has been left blank intentionally.)

                                                                      APPENDIX B

                                AMENDMENT NO. 2
                                       TO
                          INTERNATIONAL PAPER COMPANY
                             RESTRICTED STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                            (EFFECTIVE MAY 27, 1999)

    The International Paper Company Restricted Stock Plan for Non-Employee Directors is hereby amended to delete the words and phrases indicated by brackets, e.g., [omit] and to add the words and phrases indicated by italics, e.g. ADD.

1.  PURPOSE AND EFFECTIVE DATE PLAN

    This plan shall be known as the International Paper Company Restricted Stock Plan for Non-Employee Directors. The purpose of this plan is to enable International Paper Company ("International Paper") to attract and retain persons of outstanding competence to serve as directors of International Paper by paying such persons a portion of their compensation in restricted common stock of International Paper pursuant to the terms of this plan. The plan [shall become] BECAME effective as of January 1, 1988, [subject to approval of shareholders of International Paper] WAS AMENDED MAY 12, 1992, and each amendment FURTHER thereto shall become effective as of the effective date set forth in such amendment.

2.  STOCK AVAILABLE FOR THE PLAN

    An aggregate of [100,000] 250,000 shares of $1.00 par value common stock of International Paper shall be available for delivery pursuant to the provisions of this plan. Such shares shall be either previously unissued shares or reacquired shares. Any restricted shares awarded under this plan with respect to which the restrictions are not removed in accordance with the service requirements of the plan, or which become forfeited for any reason, shall not be available for other restricted awards under the plan and shall become treasury stock of the Company.

3.  ELIGIBILITY FOR PARTICIPATING IN PLAN

    Participation in this plan is limited to persons who serve as directors of International Paper and who are not "employees" of International Paper (or its subsidiaries) within the meaning of the Employee Retirement Income Security Act of 1974. An employee-director who retires from employment with International Paper (and its subsidiaries) shall become eligible to participate in this plan and shall be entitled to receive an award of restricted stock at the time of re-election as a non-employee director.

4.  AWARDS OF RESTRICTED COMMON STOCK UNDER THE PLAN

    Upon the approval of this Amendment No. [1] 2 awards of restricted common stock of International Paper will be made to each director effective as of the date of the annual meeting at which a participant is elected as a director commencing in 1992. Such awards will consist of 2100* restricted shares for a full three-year term of directorship. A participant who would serve a partial term of directorship for his or her particular Class due to retirement, or who is elected by the Board to fill a vacancy between annual meetings or elected at an annual meeting to fill less than a three-year term of directorship, shall receive a number of shares representing a pro rata portion of the number of restricted shares awarded to non-employee directors elected at the most recent annual meeting to serve for a full three-year term. Each award of restricted shares under this plan shall be immediately registered in the name of the participant but shall be expressly subject to all of the restrictions, the service provisions, and all of the other terms and conditions set forth in Section 5 of this plan.
    *   As of May 13, 1997 award increased from 1800.

5. RESTRICTIONS, REMOVAL OF RESTRICTIONS, AND TERMS AND CONDITIONS OF AWARDS OF RESTRICTED SHARES

(a) Participants shall have the right to receive all dividends and other distributions made with respect to restricted shares registered in his or her name, and shall have the right to vote or execute proxies with respect to such registered restricted shares (other than the awards of restricted shares made prior to the date of shareowners approval which shall have such right only upon such approval of the plan or amendment affecting such awards), unless and until such shares are forfeited pursuant to the provisions of this plan. All certificates of shares shall be endorsed with a legend referring to the restrictions imposed by this plan. Possession of the certificates of shares shall be retained by the Treasurer of International Paper until the provisions of the plan relating to removal of the restrictions have been satisfied.

(b) Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred by the participant unless and until all of the restrictions imposed by this plan have been removed pursuant to the provisions of this plan, and a new certificate of shares has been issued by International Paper which does not contain the legend of restrictions.

(c) None of the shares of restricted stock awarded under this plan shall become free of restrictions and non-forfeitable until the termination of the participant's service as a director of International Paper. Such shares shall become non-forfeitable at the earlier of:

       (i)  the participant's death or disability;

       (ii) mandatory retirement at the end of the term during which the participant reaches mandatory retirement age; or

       (iii) resignation or failure to stand for re-election with the consent of the Board (which shall mean approval by at least 80% of the directors voting, with the affected director abstaining), or any failure to be re-elected after being duly nominated. In the event of a resignation with consent during a term, the number of shares with respect to which the restrictions will be removed will be a pro rata portion of shares originally awarded determined by dividing the period of the director's term served to the effective date of resignation by the original term for which the director was elected or appointed.

    Termination of service as a director for any other reason, including, without limitation, any involuntary termination effected by Board action, shall result in forfeiture of the restricted shares.

(d) In the event of a "change of control" of International Paper (as defined below), the Board may accelerate the removal of all restrictions relating to all or an equal portion of the outstanding restricted shares. Termination of Board service resulting from a change of control will result in immediate lapse of the forfeiture provisions relating to all of the affected director's restricted shares. In any situation involving acceleration of the removal of restrictions relating to the awarded shares upon a change of control, the Board may elect to repurchase such shares at the then fair market price instead of releasing the shares to the participant owning such shares. For purposes of this plan, a "change in control" of International Paper shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act other than company benefit plans) except a transaction that is approved by the Board in accordance with the standards set forth in section 7-17 of the New York Business Corporation Law or any successor provision is or becomes the beneficial owner, directly or indirectly, of securities of International Paper representing 20% or more of the combined voting power of International Paper's then outstanding securities, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of International Paper cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(e) All shares with respect to which the restrictions are not removed in accordance with the provisions of this plan shall be forfeited and shall revert to the Treasury of International Paper.

(f) All awarded shares shall remain subject to the plan's restrictions prohibiting sales or transfer of such shares during the period of time while the participant continues to serve as a director of International Paper, and during the period of six (6) months from the date of grant which is required by SEC Rule 16b-3(c)(1), and all certificates of shares shall be endorsed with a legend referring to such restriction. In addition, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law of regulation applicable to the issuance or delivery of such shares, and International Paper shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law of any regulation of any governmental authority or any national securities exchange.

6.  AMENDMENT OR TERMINATION OF PLAN

    International Paper reserves the right to amend, modify or terminate this plan at any time by action of its Board of Directors, provided (a) no amendment shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and (b) that such action shall not adversely affect any participant's rights under the provisions of this plan with respect to awards of restricted stock which were made prior to such action, provided further that no modification of this plan shall be made which shall increase the aggregate number of shares available for award under this plan without the approval of the shareholders of International Paper.

7.  ADMINISTRATION OF PLAN

    This plan shall be administered by the Vice President-Human Resources of International Paper. All decisions which are made by the Administrator with respect to interpretation of the terms of the plan, with respect to the restrictions, terms and conditions of the restricted shares, and with respect to any questions or disputes arising under this plan, shall be final and binding on International Paper and the participants (and their heirs or beneficiaries).

8.  CHANGES IN STOCK AND ADJUSTMENT OF NUMBER UNDER THE PLAN

    In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization or any distribution (other than regular cash dividends) to holders of International Paper's common stock, the number of shares awarded and earned under this Plan, and the aggregate number of shares covered by this Plan shall be adjusted by the administrator to take account of such change.

9.  DESIGNATION OF BENEFICIARY

    A participant may file with the Administrator a designation of beneficiary or beneficiaries on a form approved by the Administrator (which designation may be changed or revoked by the participant's sole action) to receive distribution of all or a designated portion of the participant's restricted stock account under this Plan upon the death of the participant. If no beneficiary has been designated or survives the participant, then the account shall be distributed as directed by the executor or administrator of the participant's estate.

                                     [LOGO]

                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577

              Printed on Hammermill Papers, Accent Opaque 50 lbs.
            Hammermill Papers is a division of International Paper.

--------------------------------------------------------------------------------

                       [LOGO OF INTERNATIONAL PAPER]

TO PARTICIPANTS IN THE SALARIED SAVINGS PLAN, THE RETIREMENT SAVINGS PLAN, AND THE HOURLY SAVINGS PLAN OF INTERNATIONAL PAPER COMPANY:

As a participant in the Plan(s), with full shares of the Company's common stock allocated to your account as of December 31, 1998, you may instruct the Trustee how to vote such shares at the Annual Meeting of Shareholders to be held May 27, 1999. The 1998 Annual Report and the Board of Directors proxy statement are enclosed.

Your instructions to the Trustee will be held in strict confidence and will be made available only to the inspectors of election, none of whom is an employee of the Company. Under the terms of the Plan(s), you have the right to give voting instructions for all shares allocated to your account, whether or not you have a vested interest in those shares. Please use the voting instruction card on the reverse to give your instructions.

Any shares held by the Trustee for which it has not received voting instructions by May 21, 1999, will be voted by the Trustee in its discretion consistent with its fiduciary duties. Any shares held by the Trustee for which it has been instructed to sign the Board of Directors proxy, with no additional instructions to the contrary indicated, will be voted as follows:
FOR Item 1, the election of Class I, II and III Directors, FOR Item 2, FOR
Item 3, FOR Item 4, and FOR Item 5.

                               STATE STREET BANK & TRUST CO.
                                 Trustee

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF TWO WAYS:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                      OR

2. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                  PLEASE VOTE

-----------------------------------------------------------------------------------------------------------------------------------
To State Street Bank & Trust Co., Trustee of the Salaried Savings Plan, Retirement Savings Plan,       Please mark
and Hourly Savings Plan of International Paper: I understand that the Board of Directors proxy        your votes as   /X/
referred to on the reverse authorizes the proxy holders to vote "FOR" or "WITHHOLD AUTHORITY"          indicated in
on the election of Class I, II and III Directors; and to vote "FOR", "AGAINST" or "ABSTAIN" on         this example
Items 2, 3, 4, and 5 in their discretion on any other business that may properly come before the meeting.

                                                      FOR ALL
                                      FOR  WITHHOLD   EXCEPT

The Board recommends a vote "FOR"     / /    / /       / /                                                   FOR  AGAINST  ABSTAIN
Item 1-Election of the following                                 The Board recommends a vote "FOR" Item 2-   / /    / /      / /
nominees as Directors:                                           Approval of amendments to the Company's
                                                                 Long Term Incentive Compensation Plan

Class II (3-year term)      Class I (2-year term)                                                            FOR  AGAINST  ABSTAIN
01 Samir G. Gibara           6 W. Craig McClelland               The Board recommends a vote "FOR" Item 3    / /    / /      / /
02 James A. Henderson       Class III (1-year term)              Reaffirmation of the performance goals
03 Jane C. Pfeiffer          07 Robert D. Kennedy                used for performance awards under the
04 Jeremiah J. Sheehan                                           Company's Long Term Incentive
05 C. Wesley Smith          ---------------------------------    Compensation Plan
                            Except Nominee(s) written above
                                                                                                             FOR  AGAINST  ABSTAIN
                                                                 The Board recommends a vote "FOR" Item 4-   / /    / /      / /
                                                                 Approval of amendment to the Company's
                                                                 Restricted Stock Plan for Non-Employee
                                                                 Directors.
                                                                                                             FOR  AGAINST  ABSTAIN
                                                                 The Board recommends a vote "FOR" Item 5-   / /    / /      / /
                                                                 Appointment of Independent Auditors

-----------------------------------------------------------------------------------------------------------------------------------
               **PLEASE RETURN YOUR PROXY OR IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW**
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                           TRUSTEE AUTHORIZATION

                                                                           I hereby authorize State Street Bank & Trust Co.,
                                                                           as Trustee under the Salaried Savings Plan, the
                                                                           Retirement Savings Plan and the Hourly Savings Plan
                                                                           to vote the shares of Common Stock held for my account
                                                                           under said Plan(s) at the Annual Meeting in accordance
                                                                           with the instructions given above. State Street Bank &
                                                                           Trust Co., Trustee, has appointed ChaseMellon
                                                                           Shareholder Services L.L.C. as Agent to tally the votes.

Signature(s) ______________________________________________________________________    Date ______________________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                                VOTE BY TELEPHONE

                           QUICK     EASY     IMMEDIATE


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
   OPTION #1:  TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS:
                                    PRESS 1.
--------------------------------------------------------------------------------

                WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
    OPTION #2:  IF YOU CHOOSE TO VOTE ON EACH PROPOSAL SEPARATELY, PRESS 0.
                        YOU WILL HEAR THESE INSTRUCTIONS:
--------------------------------------------------------------------------------
     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
     Proposal 2: To vote FOR, press 1;  AGAINST, press 9;  ABSTAIN, press 0.
     Proposal 3: To vote FOR, press 1;  AGAINST, press 9;  ABSTAIN, press 0.
     Proposal 4: To vote FOR, press 1;  AGAINST, press 9;  ABSTAIN, press 0.
     Proposal 5: To vote FOR, press 1;  AGAINST, press 9;  ABSTAIN, press 0.

                WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
          PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE.
--------------------------------------------------------------------------------

 CALL TOLL FREE ON A TOUCH TONE TELEPHONE ANYTIME
                 1-800-840-1208
     There is NO CHARGE to you for this call.

--------------------------------------------------------------------------------

[LOGO OF INTERNATIONAL PAPER]

TWO MANHATTANVILLE ROAD, PURCHASE, N.Y. 10577
---------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR ITEM 1, THE ELECTION OF FIVE CLASS II DIRECTORS, THE ELECTION OF ONE CLASS I DIRECTOR AND THE ELECTION OF ONE CLASS III DIRECTOR, FOR ITEM 2, FOR
ITEM 3, FOR ITEM 4, AND FOR ITEM 5 UNLESS OTHERWISE DIRECTED.

The undersigned hereby appoints John T. Dillon and C. Wesley Smith, jointly or individually, proxies with power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 27, 1999 or adjournment thereof. The proxies are instructed as indicated on the reverse side. This proxy revokes all prior proxies given by the undersigned.

Please sign on the reverse side exactly as name or names appear there. If stock is held in name of joint holders, each should sign. If you are signing as trustee, executor, etc., please so indicate.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF TWO WAYS:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                      OR

2. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                  PLEASE VOTE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Please mark
The Board recommends a vote "FOR" proposals 1, 2, 3, 4, and 5                                               your votes as   /X/
                                                                                                            indicated in
                                                                                                            this example

                                                      FOR ALL
                                      FOR  WITHHOLD   EXCEPT

The Board recommends a vote "FOR"     / /    / /       / /                                                   FOR  AGAINST  ABSTAIN
Item 1-Election of the following                                 The Board recommends a vote "FOR" Item 2-   / /    / /      / /
nominees as Directors:                                           Approval of amendments to the Company's
                                                                 Long Term Incentive Compensation Plan

Class II (3-year term)      Class I (2-year term)                                                            FOR  AGAINST  ABSTAIN
01 Samir G. Gibara           6 W. Craig McClelland               The Board recommends a vote "FOR" Item 3    / /    / /      / /
02 James A. Henderson       Class III (1-year term)              Reaffirmation of the performance goals
03 Jane C. Pfeiffer          07 Robert D. Kennedy                used for performance awards under the
04 Jeremiah J. Sheehan                                           Company's Long Term Incentive
05 C. Wesley Smith          ---------------------------------    Compensation Plan
                            Except Nominee(s) written above
                                                                                                             FOR  AGAINST  ABSTAIN
                                                                 The Board recommends a vote "FOR" Item 4-   / /    / /      / /
                                                                 Approval of amendment to the Company's
                                                                 Restricted Stock Plan for Non-Employee
                                                                 Directors.
                                                                                                             FOR  AGAINST  ABSTAIN
                                                                 The Board recommends a vote "FOR" Item 5-   / /    / /      / /
                                                                 Appointment of Independent Auditors

-----------------------------------------------------------------------------------------------------------------------------------
               **PLEASE RETURN YOUR PROXY OR IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW**
-----------------------------------------------------------------------------------------------------------------------------------

                                                                 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature(s) ______________________________________________________________________    Date ______________________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                                VOTE BY TELEPHONE

                           QUICK     EASY     IMMEDIATE


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
   OPTION #1:  TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS:
                                    PRESS 1.
--------------------------------------------------------------------------------

                WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
    OPTION #2:  IF YOU CHOOSE TO VOTE ON EACH PROPOSAL SEPARATELY, PRESS 0.
                        YOU WILL HEAR THESE INSTRUCTIONS:
--------------------------------------------------------------------------------
     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
     Proposal 2: To vote FOR, press 1;  AGAINST, press 9;  ABSTAIN, press 0.
     Proposal 3: To vote FOR, press 1;  AGAINST, press 9;  ABSTAIN, press 0.
     Proposal 4: To vote FOR, press 1;  AGAINST, press 9;  ABSTAIN, press 0.
     Proposal 5: To vote FOR, press 1;  AGAINST, press 9;  ABSTAIN, press 0.

                WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
          PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE.
--------------------------------------------------------------------------------

 CALL TOLL FREE ON A TOUCH TONE TELEPHONE ANYTIME
                 1-800-840-1208
     There is NO CHARGE to you for this call.

    [LOGO]

TWO MANHATTANVILLE ROAD
PURCHASE, NEW YORK 10577

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR ITEM 1 THE ELECTION OF FIVE CLASS II DIRECTORS, THE ELECTION OF ONE CLASS I DIRECTOR AND THE ELECTION OF ONE CLASS III DIRECTOR, FOR ITEM 2, FOR ITEM 3, FOR
ITEM 4, AND FOR ITEM 5 IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

The undersigned appoints JOHN T. DILLON and C. WESLEY SMITH, jointly or individually, proxies with the power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 27, 1999 or adjournments thereof.

 THE BOARD RECOMMENDS A VOTE           FOR  AGAINST  ABSTAIN         THE BOARD RECOMMENDS A VOTE "FOR" ITEM 2.--Approval of
 "FOR" ITEM 1.--Election of the         X        X        X          amendments to the Company's Long Term Incentive Compensation
 following nominees as                                               Plan.
 Directors:
                                                                                       FOR         AGAINST         ABSTAIN
                                                                                         X               X                 X
 CLASS II (3-YEAR TERM)                CLASS I (2-YEAR TERM)         THE BOARD RECOMMENDS A VOTE "FOR" ITEM 3.--Reaffirmation of
 Samir G. Gibara                        W. Craig McClelland          the performance goals used for performance awards under the
 James A. Henderson                   CLASS III (1-YEAR TERM)        Company's Long Term Incentive Compensation Plan.
 Jane C. Pfeiffer                        Robert D. Kennedy
 Jeremiah J. Sheehan                                                                   FOR         AGAINST         ABSTAIN
 C. Wesley Smith                                                                         X               X                 X
                                                                     THE BOARD RECOMMENDS A VOTE "FOR" ITEM 4.--Approval of
                                                                     amendment to the Company's Restricted Stock Plan for
                                                                     Non-Employee Directors.
                                                                                       FOR         AGAINST         ABSTAIN
                                                                                         X               X                 X
                                                                     THE BOARD RECOMMENDS A VOTE "FOR" ITEM 5.--Appointment of
                                                                     independent auditors.
                                                                                       FOR         AGAINST         ABSTAIN
                                                                                         X               X                 X

 Withhold for Nominees written above

             PLEASE VOTE AND SIGN YOUR NAME(S) ON THE REVERSE SIDE.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    Please sign exactly as name appears on this card. If stock is held in name of joint holders, each should sign. If you are signing as a trustee, executor, etc., please so indicate.

DATED: , 1999
Please mark, sign, date and mail the card promptly in the postage      Signature
prepaid return envelope provided.                                      Signature if held jointly